EXHIBIT 10.8

AMENDMENT NO. 7 TO THE

PIONEER NATURAL RESOURCES USA, INC.

401(k) AND MATCHING PLAN

(Amended and Restated Effective as of January 1, 2008)

THIS AMENDMENT NO. 7 is made and entered into by Pioneer Natural Resources USA, Inc. (the “Company”):

WITNESSETH:

WHEREAS, the Company maintains the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan (the “Plan”);

WHEREAS, pursuant to Section 8.3 of the Plan, the Benefit Plan Design Committee (the “Committee”) of the Company maintains the authority to amend the Plan at any time; and

WHEREAS, the Committee desires to amend the Plan to make certain discretionary changes including (i) adding a new participating employer; (ii) providing for prior service for purposes of eligibility and vesting; and (iii) allowing direct rollovers of outstanding loans.

NOW THEREFORE, the Plan is hereby amended effective April 2, 2012 as follows.

1. Section 1.1(e) of the Plan is hereby amended in its entirety as follows:

“Basic Compensation” means, for all Participants who are not members of the Orange County Union and the Glass Rock/Millwood Union, the sum of (i) the base salary or wages and any overtime payable by an Employer to an Employee for personal services rendered to the Employer (including sick and vacation pay), but excluding any amount payable pursuant to an Employer’s salary continuation program, (ii) any contributions made by an Employer on behalf of the Employee to a qualified cash or deferred arrangement (within the meaning of Code Section 401(k)) maintained by such Employer, including any Catch-Up Contributions, Pre-Tax Contributions and Pre-Tax Bonus Contributions made by an Employer to this Plan on behalf of such Employee, (iii) any compensation reduction amounts elected by such Employee for the purchase of benefits pursuant to a cafeteria plan (within the meaning of Code Section 125(d)) maintained by an Employer, (iv) any elective amounts that are not includible in the gross income of an Employee by reason of Code Section 132(f)(4), and (v) any military differential wage payments made by the Employer; provided, however, that the Basic Compensation of an Employee taken into account under the Plan for any Plan Year shall not exceed $200,000 (as adjusted to take into account any cost-of-living increases authorized pursuant to Code Section 401(a)(17)(B)) and bonuses to be paid on April 15, 2012 for services performed for a previous employer and any quarterly bonus paid will be excluded.

For all Participants who are members of the Orange County Union and the Glass Rock/Millwood Union, “Basic Compensation” means “Compensation” as defined under Section 1.1(k) of the Plan with the following exclusions:

(a) reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, and welfare benefits;

(b) amounts earned but not paid during the Plan Year solely because of the timing of pay periods and pay dates (the “administrative delay rule”);

(c) salary continuation payments paid to a Participant who is permanently and totally disabled (as defined by Code Section 22(e)(3));

(d) bonuses to be paid on April 15, 2012 for services performed for a previous employer; and

(e) any quarterly bonus paid.

2. The following sentence is hereby added to the first paragraph of Section 1.1(ff) of the Plan as follows:

Solely for the purpose of determining the Period of Service completed by a Covered Employee who was in the employ of Carmeuse Lime, Inc. (or a subsidiary thereof) on April 1, 2012, and who became an employee of an Employer on April 2, 2012 and a Participant in this Plan on April 2, 2012, service with Carmeuse Lime, Inc. or a subsidiary thereof prior to April 2, 2012 shall be considered to be service with an Employer.

3. The following sentence is hereby added to the end of Section 1.1(iii) as follows:

Solely for the purpose of determining a Year of Eligibility Service completed by a Covered Employee who was in the employ of Carmeuse Lime, Inc. (of a subsidiary thereof) on April 1, 2012, and who became an employee of an Employer on April 2, 2012 and a Participant in this Plan on April 2, 2012, service with Carmeuse Lime, Inc. or a subsidiary thereof prior to April 2, 2012 shall be considered to be service with an Employer for purposes of determining eligibility to participate in the Plan.

4. Section 3.9(a) of the Plan is hereby amended in its entirety as follows:

(a) a direct rollover of an eligible rollover distribution, including a distribution consisting of Roth Rollover Property and outstanding loans only from the Carmeuse Lime Inc. 401(k) Plan, from: (i) a qualified plan described in Code Section 401(a) or 403(a), including after tax employee contributions, (ii) an annuity contract described in Code Section 403(b), excluding after tax employee contributions, or (iii) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; or

5. Section 3.2(a) of the Plan shall be amended in its entirety as follows:

(a) Unless provided otherwise in subsection (d) of the Section below, for each pay period an Employer shall make to the Plan for each Participant in its employ a Matching Contribution equal to 200% of the Pre-Tax Contributions and Pre-Tax Contributions designated as Roth Contributions made by the Employer on such Participant’s behalf during such pay period which are not in excess of 5% of such Participant’s Basic Compensation for such pay period.

6. Subsection (d) shall be added to Section 3.2 of the Plan as follows:

(d) For each Participant who was employed by Carmeuse Lime, Inc. or a subsidiary thereof and part of a collective bargaining unit as of April 1, 2012, for each pay period an Employer shall make to the Plan for each such Participant in its employ a Matching Contribution as set forth below:

(i) Orange County Union. A Matching Contribution equal to 100% of the first 4% and 50% of the next 2% of Pre-Tax Contributions and Pre-Tax Contributions designated as Roth Contributions made by the Employer on such Participant’s behalf during such pay period which are not in excess of 5% of such Participant’s Basic Compensation for such pay period.

(ii) Glass Rock/Millwood Union. A Matching Contribution equal to 50% of the first 6% of Pre-Tax Contributions and Pre-Tax Contributions designated as Roth Contributions made by the Employer on such Participant’s behalf during such pay period which are not in excess of 3% of such Participant’s Basic Compensation for such pay period.

7. The introduction to the table in Section 5.2 of the Plan is hereby amended in its entirety as follows:

The amounts credited to the Employer Account and Matching Plan Account of a Participant shall become fully vested upon the occurrence of any of the following events while the Participant is in the employ of, on authorized leave of absence from an Employer or Affiliated Company: (1) the completion of an Hour of Service by the Participant on or after the date he or she attains age 60, (2) the Participant’s death, or (3) the Participant’s Permanent Disability. Further, the amounts credited to the Employer Account and Matching Plan Account of a Participant who dies while performing qualified military service (as defined in

Code Section 414(u)) on or after January 1, 2007 also shall become fully vested as if an Employee. Unless sooner vested pursuant to the preceding sentence, and except as provided in subsections (b) and (c) of this Section and Section 5.3, the amounts credited to a Participant’s Employer Account and Matching Plan Account shall vest in accordance with the following schedule:

8. Subsection (c) is hereby added to Section 5.2 of the Plan as follows:

(c) Unless sooner vested pursuant to subsection (a) of this Section, for Participants who were employed by Carmeuse Lime, Inc. or a subsidiary thereof and part of a collective bargaining unit as of April 1, 2012, the amounts credited to that Participant’s Employer Account and Matching Plan Account shall vest in accordance with the following schedule:

Period of Service Completed by Participant	Percentage Vested
Less than 1 year	0%
1 year but less than 2 years	33%
2 years but less than 3 years	67%
3 or more years	100%

NOW, THEREFORE, be it further provided that except as provided above, the Plan shall continue to read in its current state.

* * * * * * * *

IN WITNESS WHEREOF, the Company has executed this Amendment No. 7 this 2nd day of April, 2012, to be effective as specified above.

PIONEER NATURAL RESOURCES USA, INC.

By:	/s/ Larry N. Paulsen
	Name:	Larry N. Paulsen
	Title:	Vice President, Administration and Risk Management

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